Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS RECORD RESULTS FOR FIRST QUARTER 2006:

DILUTED EPS UP 44%, NET INCOME UP 47% OVER PRIOR YEAR

Company Raises 2006 Earnings Guidance

SILVER SPRING, Md. (April 25, 2006) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the first quarter of 2006:

•	Diluted earnings per share (EPS) increased 44% to $0.26, compared to $0.18 for first quarter 2005.

•	Net income grew 47% from $12.0 million in first quarter 2005 to $17.7 million in the same period of this year.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 32% to $32.4 million from $24.6 million in first quarter 2005.

•	Operating income increased 35% to $30.1 million, compared to $22.3 million for the same period in 2005.

•	Total revenues increased 20% to $109.4 million compared to the first quarter of 2005.

•	Domestic system-wide revenue per available room (RevPAR) increased 9.4% compared to the first quarter of 2005.

•	Domestic unit growth increased 5.2% compared to the first quarter 2005 (excluding the acquisition of Suburban, domestic unit growth increased 3.6%).

•	Year-to-date new domestic hotel franchise contracts were up 17% to 120, with new construction contracts increasing 41 percent to 48, as compared to 34 in first quarter 2005, including 10 contracts for the new Cambria Suites brand, as compared to 13 for the full year 2005.

•	Franchising revenues were up 22% for first quarter.

•	The domestic hotel pipeline of hotels under construction, awaiting conversion or approved for development increased more than 60% to 653 hotels, representing 51,157 rooms; an additional 69 hotels, representing 6,223 rooms, were in the worldwide pipeline at March 31, 2006.

“Choice’s franchising business model continues to deliver strong revenue and earnings growth, as evidenced by our track record of outstanding results and total returns to shareholders, which have been in excess of 45% on an annualized basis over the past five years,” said Charles A. Ledsinger, Jr., president and chief executive officer. “Choice has shown that it can generate solid, predictable growth in a wide variety of economic conditions and industry cycles, further underscoring the strength of our business model and the predictability of our business. As a result, we are confident that the combination of our sound operating strategies and the strength of the lodging and hospitality industry positions us well for continued top-line and bottom-line growth.”

“We also are quite pleased with the significant increase in our new construction projects, particularly our new upscale Cambria Suites brand,” continued Ledsinger. “Since we introduced the brand a little over a year ago, we have executed 23 contracts, including 10 in the first quarter of this year.”

Outlook for 2006

The company’s second quarter 2006 diluted EPS is expected to be $0.36 to $0.39. Full-year 2006 diluted EPS is expected to be $1.46 to $1.49. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is expected to be $175 million to $179 million for full-year 2006. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 4% in 2006;

•	RevPAR is expected to increase 6% to 7.5% for second quarter 2006 and 5.5% to 7% for full-year 2006;

•	The effective royalty rate is expected to increase 3 basis points for full-year 2006;

•	All figures assume the existing share count, include stock-based compensation expense and assume an effective tax rate of 36.5% for full year 2006.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders. This is primarily achieved through share repurchases and dividends.

For the quarter ended March 31, 2006, the company paid $8.4 million of cash dividends to shareholders. The annual dividend rate per common share is $0.52.

The company has remaining authorization to purchase up to 5.1 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 33.6 million shares of its common stock for a total cost of $711.9 million through April 25, 2006. Considering the effect of the two-for-one stock split in October 2005, the company has repurchased 66.6 million shares at an average price of $10.69 per share.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Wednesday, April 26, 2006, at 10 a.m. EDT to discuss the company’s first quarter 2006 results. The call-in number to listen to the call is 1-800-553-0351. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com for those unable to listen to the call on April 26. The call will also be available for replay until May 26, 2006, by calling 1-800-475-6701 (access code 824816).

Items Impacting Comparability

Acquisition of Suburban

During 2005, the company acquired Suburban Franchise Holding Company, Inc. (“Suburban”), which included 67 Suburban Extended Stay Hotel units open and operating in the United States. The results of operations for Suburban have been included in the company’s results of operations since September 28, 2005.

Two-for-One Stock Split

In October 2005, the company effected a two-for-one stock split of its outstanding shares of common stock, par value $.01 per share. Unless otherwise noted, all share information in this release and in the accompanying exhibits, including per share amounts, have been proportionally adjusted as if the two-for-one stock split had been effective as of the date or period presented.

About Choice Hotels

Choice Hotels International franchises more than 5,200 hotels, representing more than 425,000 rooms, in the United States and more than 40 countries and territories. As of March 31, 2006, 653 hotels are under development in the United States, representing 51,157 rooms, and an additional 69 hotels, representing 6,223 rooms, are under development in more than 20 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotel brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. For further information on factors that could impact Choice the statements contained therein, we refer you to the filings made by Choice with the Securities and Exchange Commission, including its form 10-K for the period ended December 31, 2005.

Statement Concerning Non-GAAP Financial Measurements

Franchising revenues, franchising margins, EBITDA, and free cash flows are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues, operating income, operating margins, and cash flows from operations. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release that reconcile these measures to the comparable GAAP measurement.

Contacts

Joseph M. Squeri, Executive Vice President, Operations and Chief Financial Officer

(301) 592-5006

Anne Madison, Vice President, Corporate Communications

(301) 592-6723

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2006 Choice Hotels International, Inc. All rights reserved.

EXHIBIT 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2006	2005	Variance
			$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$39,864	$33,642	$6,222	18%
Initial franchise and relicensing fees	5,643	4,311	1,332	31%
Partner services	2,782	2,640	142	5%
Marketing and reservation	57,976	49,043	8,933	18%
Hotel operations	980	920	60	7%
Other	2,173	612	1,561	255%

Total revenues	109,418	91,168	18,250	20%

OPERATING EXPENSES:

Selling, general and administrative	18,275	16,753	1,522	9%
Depreciation and amortization	2,349	2,325	24	1%
Marketing and reservation	57,976	49,043	8,933	18%
Hotel operations	745	748	(3)	(0)%

Total operating expenses	79,345	68,869	10,476	15%

Operating income	30,073	22,299	7,774	35%

OTHER INCOME AND EXPENSES:

Interest expense	4,040	3,607	433	12%
Interest and other investment (income) loss	(704)	131	(835)	637%
Equity in net income of affiliates	(258)	(199)	(59)	30%
Other	—	(133)	133	(100)%

Total other income and expenses, net	3,078	3,406	(328)	(10)%

Income before income taxes	26,995	18,893	8,102	43%
Income taxes	9,330	6,894	2,436	35%

Net income	$17,665	$11,999	$5,666	47%

Weighted average shares outstanding-basic	64,781	64,141

Weighted average shares outstanding-diluted	66,728	66,643

Basic earnings per share	$0.27	$0.19	$0.08	42%

Diluted earnings per share	$0.26	$0.18	$0.08	44%

EXHIBIT 2

Choice Hotels International, Inc.
Consolidated Balance Sheets

(In thousands)	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS

Cash and cash equivalents	$19,936	$16,921
Accounts receivable, net	34,313	37,155
Deferred income taxes	2,607	2,616
Other current assets	5,500	6,308

Total current assets	62,356	63,000

Fixed assets and intangibles, net	147,689	150,376
Receivable — marketing fees	22,875	13,225
Investments, employee benefit plans, at fair value	27,441	23,337
Other assets	13,569	15,162

Total assets	$273,930	$265,100

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current portion of long-term debt	$10,146	$146
Other current liabilities	120,292	119,999

Total current liabilities	130,438	120,145

Long-term debt	249,151	273,972
Deferred compensation & retirement plan obligations	33,308	28,987
Other liabilities	8,643	9,172

Total liabilities	421,540	432,276

Total shareholders’ deficit	(147,610)	(167,176)

Total liabilities and shareholders’ deficit	$273,930	$265,100

EXHIBIT 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Three Months Ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$17,665	$11,999

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,349	2,325
Gain on sale of assets	—	(133)
Provision for bad debts	(409)	15
Non-cash stock compensation	3,369	1,182
Non-cash interest and other investment (income) loss	(505)	289
Equity in net income of affiliates	(258)	(199)

Changes in assets and liabilities, net of acquisitions:
Receivables	3,231	(2,021)
Receivable - marketing and reservation fees, net	(8,319)	(7,396)
Accounts payable	5,785	4,820
Accrued expenses and other	(8,665)	(3,595)
Income taxes payable	708	3,597
Deferred income taxes	1,799	1,542
Deferred revenue	2,450	2,023
Other current assets	808	(1,297)
Other liabilities	4,275	3,716

NET CASH PROVIDED BY OPERATING ACTIVITIES	24,283	16,867

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(1,193)	(2,993)
Proceeds from disposition of assets	—	1,706
Issuance of notes receivable	(649)	(264)
Proceeds from sales of investments	859	941
Purchases of investments	(4,353)	(3,604)
Other items, net	131	(266)

NET CASH USED IN INVESTING ACTIVITIES	(5,205)	(4,480)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(37)	(36)
Net (repayments) borrowings pursuant to revolving credit facility	(14,800)	4,097
Stock-based compensation windfall tax benefits	5,050	—
Purchase of treasury stock	(1,277)	(14,052)
Dividends paid	(8,436)	(7,235)
Proceeds from exercise of stock options	3,437	4,944

NET CASH USED IN FINANCING ACTIVITIES	(16,063)	(12,282)

Net change in cash and cash equivalents	3,015	105
Cash and cash equivalents at beginning of period	16,921	28,518

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$19,936	$28,623

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Three Months Ended March 31, 2006			For the Three Months Ended March 31, 2005			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
COMFORT INN	$67.12	51.7%	$34.70	$63.34	49.5%	$31.37	6.0%	220 bps	10.6%
COMFORT SUITES	79.18	58.8%	46.58	73.50	55.5%	40.77	7.7%	330 bps	14.3%
QUALITY	61.79	44.9%	27.77	59.22	43.7%	25.87	4.3%	120 bps	7.3%
CLARION	76.25	42.5%	32.44	69.98	41.8%	29.24	9.0%	70 bps	10.9%
SLEEP	62.00	51.8%	32.14	57.69	50.1%	28.90	7.5%	170 bps	11.2%
MAINSTAY	65.31	57.0%	37.23	60.62	54.3%	32.92	7.7%	270 bps	13.1%
ECONO LODGE	48.54	39.0%	18.92	46.16	38.8%	17.92	5.2%	20 bps	5.6%
RODEWAY	46.80	39.0%	18.23	45.34	39.4%	17.87	3.2%	-40 bps	2.0%

TOTAL DOMESTIC SYSTEM*	$64.93	48.1%	$31.23	$61.21	46.6%	$28.54	6.1%	150 bps	9.4%

*	Amounts exclude Suburban activity from January 1, 2006 through March 31, 2006 because comparable pre-acquisition data for Q1 2005 is not available

	For the Three Months Ended
	3/31/2006	3/31/2005
System-wide effective royalty rate*	4.09%	4.08%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	March 31, 2006		March 31, 2005		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
COMFORT INN	1,418	111,032	1,430	112,461	(12)	(1,429)	(0.8)%	(1.3)%
COMFORT SUITES	415	32,666	393	31,021	22	1,645	5.6%	5.3%
QUALITY	670	66,657	594	60,545	76	6,112	12.8%	10.1%
CLARION	151	23,157	154	23,058	(3)	99	(1.9)%	0.4%
SLEEP	322	24,384	316	24,133	6	251	1.9%	1.0%
MAINSTAY	27	2,047	27	2,150	—	(103)	0.0%	(4.8)%
SUBURBAN	64	8,460	—	—	64	8,460	NM	NM
ECONO LODGE	818	50,144	788	49,043	30	1,101	3.8%	2.2%
RODEWAY	185	11,387	166	10,219	19	1,168	11.4%	11.4%

DOMESTIC FRANCHISES	4,070	329,934	3,868	312,630	202	17,304	5.2%	5.5%
INTERNATIONAL FRANCHISES	1,168	98,456	1,140	94,679	28	3,777	2.5%	4.0%

TOTAL FRANCHISES	5,238	428,390	5,008	407,309	230	21,081	4.6%	5.2%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS — NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Three Months Ended March 31, 2006			For the Three Months Ended March 31, 2005			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
COMFORT INN	15	13	28	8	10	18	88%	30%	56%
COMFORT SUITES	12	—	12	13	—	13	(8)%	NM	(8)%
QUALITY	2	25	27	1	30	31	100%	(17)%	(13)%
CLARION	1	9	10	1	3	4	0%	200%	150%
SLEEP	3	—	3	7	1	8	(57)%	(100)%	(63)%
MAINSTAY	2	1	3	—	—	—	NM	NM	NM
SUBURBAN	3	—	3	—	—	—	NM	NM	NM
CAMBRIA	10	—	10	1	—	1	900%	NM	900%
ECONO LODGE	—	9	9	3	16	19	(100)%	(44)%	(53)%
RODEWAY	—	15	15	—	9	9	NM	67%	67%

TOTAL DOMESTIC SYSTEM	48	72	120	34	69	103	41%	4%	17%

EXHIBIT 7

CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended March 31,
	2006	2005
Franchising Revenues:

Total Revenues	$109,418	$91,168
Adjustments:
Marketing and reservation revenues	(57,976)	(49,043)
Hotel Operations	(980)	(920)

Franchising Revenues	$50,462	$41,205

Franchising Margins:

Operating Margin:

Total Revenues	$109,418	$91,168
Operating Income	$30,073	$22,299

Operating Margin	27.5%	24.5%

Franchising Margin:

Franchising Revenues	$50,462	$41,205

Operating Income	$30,073	$22,299
Less: Hotel Operations	235	172

	$29,838	$22,127

Franchising Margins	59.1%	53.7%

EBITDA Reconciliation

(in millions)	Q1 2006 Actuals	Q1 2005 Actuals	Full-Year 2006 Outlook
Operating Income (per GAAP)	$30.1	$22.3	$165 - $169
Depreciation and amortization	2.3	2.3	10

Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$32.4	$24.6	$175 - $179